Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2022, relating to the financial statements of Ferguson plc appearing in the Annual Report on Form 10-K of Ferguson plc for the year ended July 31, 2023.

/s/ Deloitte LLP

London, United Kingdom

December 1, 2023